SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2010 (July 26, 2010)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retention Agreement with David Trick,

Senior Managing Director, Chief Financial Officer and Treasurer

On July 26, 2010, the Compensation Committee of the Board of Directors of Ambac Financial Group, Inc. (the “Company”) approved an increase in the base salary of David Trick, Senior Managing Director and Chief Financial Officer, from $500,000 to $600,000, which will be effective as of July 5, 2010. In addition, it approved a retention agreement with Mr. Trick dated as of July 28, 2010. This agreement provides for the payment of two quarterly cash retention payments. In order for Mr. Trick to keep a quarterly retention payment, he must still be employed by the Company (unless terminated by the Company without cause) on the applicable Retention Date.

The retention payment schedule is as follows:

Payment Date	Retention Date	Quarterly Retention Payment
July 29, 2010	October 28, 2010	$100,000
October 29, 2010	January 29, 2011	$100,000

If the Company terminates Mr. Trick for Cause or Mr. Trick terminates his employment with the Company for any reason following a Payment Date but prior to the corresponding Retention Date, Mr. Trick is required to return to the Company the retention payment that was paid on the last occurring Payment Date prior to the date Mr. Trick’s employment terminates within thirty (30) days following the date that Mr.Trick’s employment terminates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: July 28, 2010
	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel